Exhibit 99.1

Press Release

Contact:	Michael N. Murdock	FOR RELEASE
	Chief Financial Officer	AUGUST 8, 2006
	(214) 303-2717	6:00 AM CT
michael.murdock@radiologix.com

RADIOLOGIX, INC. REPORTS SECOND QUARTER 2006 RESULTS

DALLAS, August 8 — Radiologix, Inc. (Amex: RGX), a leading national provider of diagnostic imaging services, today announced financial results for its second quarter ended June 30, 2006.

Select Financial Information

(in thousands of dollars)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
		(As restated)		(As restated)
Service fee revenue	$65,129	$64,311	$130,246	$127,062
Service fee revenue excluding terminated operations	$65,129	$64,272	$130,246	$126,093

EBITDA from continuing operations[1]	$11,008	$11,804	$23,744	$23,688
EBITDA from continuing operations excluding terminated operations[1]	$11,016	$11,866	$23,737	$23,418

Net income	$241	$1,206	$2,277	$2,159
Income from continuing operations	$201	$1,176	$2,000	$2,563
Income from continuing operations excluding terminated operations[1]	$209	$1,238	$1,993	$2,294

[1]	As defined and reconciled below

Second Quarter 2006 Results

For the second quarter ended June 30, 2006, service fee revenue was $65.1 million, compared to $64.3 million for the second quarter of 2005. Radiologix earned net income of $200,000, or $0.01 per diluted share, compared to net income of $1.2 million or $0.05 per diluted share for the second quarter of 2005.

•	Service fee revenue excluding terminated operations was $65.1 million, compared to $64.3 million for the second quarter of 2005.

•	Income from continuing operations was $0.2 million, compared to $1.2 million for the second quarter of 2005.

•	Income from continuing operations excluding terminated operations was $0.2 million, compared to $1.2 million for the second quarter of 2005.

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Radiologix, Inc. Reports Second Quarter 2006 Results

August 8, 2006

•	EBITDA was $11.0 million, compared to $11.8 million for the second quarter of 2005.

•	EBITDA excluding terminated operations was $11.0 million, compared to $11.9 million for the second quarter of 2005.

Year to Date June 30, 2006 Results

For the six months ended June 30, 2006, service fee revenue was $130.2 million, compared to $127.1 million for the six months ended June 30, 2005. Radiologix earned net income of $2.3 million, or $0.10 per diluted share, compared to net income of $2.2 million or $0.10 per diluted share for the six months ended June 30, 2005.

•	Service fee revenue excluding terminated operations was $130.2 million, compared to $126.1 million for the six months ended June 30, 2005.

•	Income from continuing operations was $2.0 million, compared to $2.6 million for the six months ended June 30, 2005.

•	Income from continuing operations excluding terminated operations was $2.0 million, compared to $2.3 million for the six months ended June 30, 2005.

•	EBITDA was $23.7 million, compared to $23.7 million for the six months ended June 30, 2005.

•	EBITDA excluding terminated operations was $23.7 million, compared to $23.4 million for the six months ended June 30, 2005.

Restated 2005 Results

As we discussed in our 2005 Form 10-K, in addition to restating our financial statements for the year ended December 31, 2004, the Company restated its financial statements for each of the three quarters ended March 31, June 30, and September 30, 2005 to correct the accounting treatment of the PresGar equipment lease contract acquired on October 31, 2004, for $13.9 million. This restatement also resulted in a revision of our tax expense for the three and six months ended June 30, 2005. The impact of the restatement in the three months ended June 30, 2005 is a reduction in depreciation and amortization expense of $0.2 million, a reduction in income tax expense of $0.4 million, and an increase in net income of $0.6 million. The impact of the restatement in the six months ended June 30, 2005 is a reduction in depreciation and amortization expense of $0.4 million, a reduction in income tax expense of $0.6 million, and an increase in net income of $1.0 million. The financial information contained in this press release reflects these restated amounts.

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Radiologix, Inc. Reports Second Quarter 2006 Results

August 8, 2006

Charges and Gains

Radiologix recorded the following pre-tax charges and gains/losses to continuing operations, excluding terminated operations, during the second quarter of 2006 and 2005:

•	$245,000 in the second quarter of 2006 and $0 in the second quarter of 2005 to record litigation expenses;

•	$360,000 in the second quarter of 2006 and $112,000 in the second quarter of 2005 to record compensation expense for restricted stock awards and stock options outstanding; and

•	$55,000 loss in the second quarter of 2006 and $125,000 gain in the second quarter of 2005 to record gains/losses on sales of diagnostic imaging equipment.

For the six months ended June 30, 2006 and 2005, Radiologix recorded the following pre-tax charges and gains to continuing operations, excluding terminated operations:

•	$245,000 for the six months ended June 30, 2006 and $0 for the six months ended June 30, 2005 to record litigation expenses;

•	$747,000 for the six months ended June 30, 2006 and $213,000 for the six months ended June 30, 2005 to record compensation expense for restricted stock awards and stock options outstanding; and

•	$752,000 for the six months ended June 30, 2006 and $450,000 for the six months ended June 30, 2005 to record net gains on sales of diagnostic imaging equipment.

Income Taxes

Due to losses for the last three years, it is uncertain if our deferred tax assets will be realized. Valuation allowances for net deferred tax assets were recorded in 2004 and 2005. The tax provision of $0.1 million and $0.2 million for the three and six months ended June 30, 2006, respectively, is for state income taxes and federal alternative minimum tax.

Balance Sheet

Cash and cash equivalents were $43.7 million at June 30, 2006, compared to $36.0 million at December 31, 2005, primarily reflecting continued strong cash collections during the six months ended June 30, 2006.

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Radiologix, Inc. Reports Second Quarter 2006 Results

August 8, 2006

Net debt (total debt less cash and cash equivalents and restricted cash) was $120.9 million at June 30, 2006, compared to net debt of $128.7 million at December 31, 2005. Total debt was $170.3 million at June 30, 2006 and December 31, 2005.

Days sales outstanding (DSO) was 44 days for June 30, 2006 compared to 48 days for December 31, 2005.

“We are pleased with our second quarter financial and operational results, as they are in line with our internal expectations and targets. While EBITDA for the quarter is lower than last year’s results, this was expected as we concluded the implementation of our REWARD Program at our largest subsidiary, incurred start-up costs associated with the opening of two new imaging centers in California, and recorded $245,000 for litigation expenses,” said Sami S. Abbasi, president and chief executive officer of Radiologix. “In addition to our operating progress, we continue to make positive strides towards completing our merger with Primedex Health Systems, and expect to complete the merger during the fourth quarter of this year.”

Plan of Merger With Primedex Health Systems, Inc.

On July 6, 2006, the Company entered into a Merger Agreement with Primedex Health Systems, Inc. in which a wholly owned subsidiary of Primedex will merge with and into Radiologix. The transaction will create the largest owner and operator of fixed-site diagnostic imaging centers in the United States, with 131 locations.

Under the terms of the Merger Agreement, which has been approved by each company’s Board of Directors, Radiologix shareholders will receive an aggregate consideration of 22,621,922 shares of Primedex common stock and $42.95 million in cash. Based on the July 6 closing price of Primedex common stock of $1.75, each Radiologix shareholder would receive $1.84 in cash for each Radiologix share, plus one share of Primedex common stock for total consideration valued at $3.59. Based upon the July 6 closing price of Primedex common stock of $1.75, Radiologix shareholders will collectively own approximately 33% of the Primedex shares on a fully diluted basis.

The merger is expected to be completed in the second half of 2006, subject to regulatory approvals, the approvals of Primedex’s and Radiologix’s stockholders, as well as other customary closing conditions.

Sarbanes-Oxley Section 404

As noted in our 2005 Form 10-K, subsequent to December 31, 2005, but prior to the finalization of our 2005 consolidated financial statements, Radiologix placed into operation new controls to address the material weakness we identified in our accounting for lease terminations. These new controls include a more thorough and detailed review of material unusual transactions by senior financial officers, and outside accounting experts if deemed necessary.

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Radiologix, Inc. Reports Second Quarter 2006 Results

August 8, 2006

We believe these new controls have remediated the material weakness that existed as of December 31, 2005, and that these controls operated effectively during the six months ended June 30, 2006.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not derived in accordance with GAAP. Radiologix uses both GAAP and non-GAAP metrics to measure its financial results. We believe that, in addition to GAAP metrics, these non-GAAP metrics assist Radiologix in measuring its cash-based performance.

Radiologix believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company’s financial condition against other quarters.

As Radiologix has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting.

Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables below.

Income from continuing operations is defined as income from continuing operations calculated in accordance with GAAP.

Income from continuing operations excluding terminated operations is defined as income from continuing operations excluding terminated San Antonio and certain Mid-Atlantic operations.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization, each from continuing operations, plus restricted stock compensation expense, and is reconciled to its nearest comparable GAAP financial measure.

EBITDA from continuing operations excluding terminated operations is defined as EBITDA excluding terminated San Antonio and certain Mid-Atlantic operations.

EBITDA and EBITDA from continuing operations excluding terminated operations are non-GAAP financial measures used as analytical indicators by Radiologix management and the healthcare industry to assess business performance. They also serve as measures of leverage capacity and ability to service debt.

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Radiologix, Inc. Reports Second Quarter 2006 Results

August 8, 2006

EBITDA and EBITDA from continuing operations excluding terminated operations should not be considered measures of financial performance under GAAP, and the items excluded from EBITDA and EBITDA from continuing operations excluding terminated operations should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.

As EBITDA and EBITDA from continuing operations excluding terminated operations are not measurements determined in accordance with GAAP and are therefore susceptible to varying methods of calculation, these metrics, as presented, may not be comparable to other similarly titled measures of other companies.

About Radiologix

Radiologix (http://www.radiologix.com) is a leading national provider of diagnostic imaging services, owning and operating multi-modality diagnostic imaging centers that use advanced imaging technologies such as positron emission tomography (PET), magnetic resonance imaging (MRI), computed tomography (CT) and nuclear medicine, as well as x-ray, general radiography, mammography, ultrasound and fluoroscopy. The diagnostic images created, and the radiology reports based on these images, enable more accurate diagnosis and more efficient management of illness for ordering physicians. Radiologix owned or operated 69 diagnostic imaging centers located in 7 states as of June 30, 2006.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include words such as “may,” “will,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect” or “anticipate” and other similar words, and include all discussions about our acquisition and development plans. We do not guarantee that the events described in this press release will occur as described, or that any positive trends noted in this press release will continue.

These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in, or suggested by, such forward-looking statements are reasonable, we may not achieve such plans or objectives. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

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Radiologix, Inc. Reports Second Quarter 2006 Results

August 8, 2006

Specific factors that might cause actual results to differ from our expectations include, but are not limited to:

•	economic, demographic, business and other conditions in our markets;

•	the highly competitive nature of the healthcare business;

•	changes in patient referral patterns;

•	changes in the rates or methods of third-party reimbursement for diagnostic imaging services;

•	changes in our contracts with radiology practice groups;

•	changes in the number of radiologists operating in our contracted radiology practice groups;

•	the ability to recruit and retain technologists;

•	the availability of additional capital to fund capital expenditure requirements;

•	lawsuits against Radiologix and our contracted radiology practice groups;

•	changes in operating margins, particularly changes due to our managed care contracts and capitated fee arrangements;

•	failure by Radiologix to comply with state and federal anti-kickback and anti-self referral laws or any other applicable healthcare regulations;

•	changes in business strategy and development plans;

•	changes in federal, state or local regulations affecting the healthcare industry;

•	our indebtedness, debt service requirements and liquidity constraints;

•	risks related to our Senior Notes and healthcare securities generally;

•	interruption of operations due to severe weather or other extraordinary events;

•	charges for unusual or infrequent (non-recurring) matters; and

•	risks related to certain closing provisions of the merger with Primedex that, if not satisfied or waived, will result in the merger not being completed.

A more comprehensive list of such factors is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and our other filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made. The information in this press release is as of August 8, 2006. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect new events or circumstances or future developments.

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Radiologix, Inc. Reports Second Quarter 2006 Results

August 8, 2006

Radiologix, Inc.

Consolidated Balance Sheets

(In thousands)

	June 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,671	$36,004
Restricted cash	5,750	5,662
Accounts receivable, net of allowances	41,237	40,815
Due from affiliates	704	1,737
Federal and state income tax receivable	6,101	6,189
Other current assets	4,643	5,491

Total current assets	$102,106	$95,898
Property and equipment, net	68,610	67,965
Investments in joint ventures	9,113	10,597
Intangible assets, net	52,384	54,050
Deferred financing costs, net	4,117	4,942
Other assets	824	1,076

Total assets	$237,154	$234,528

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued expenses	$8,777	$10,157
Accrued physician retention	8,115	7,051
Accrued salaries and benefits	7,767	6,987
Accrued interest	683	685
Current maturities of capital lease obligations	33	32
Other current liabilities	682	477

Total current liabilities	$26,057	$25,389
Long-term debt, net of current portion	158,270	158,270
Convertible debt	11,980	11,980
Capital lease obligations, net of current portion	45	62
Deferred revenue	6,290	6,494
Other liabilities	1,372	1,488

Total liabilities	$204,014	$203,683
Commitments and contingencies
Minority interests in consolidated subsidiaries	1,145	1,874
STOCKHOLDERS’ EQUITY:
Common stock	2	2
Treasury stock	(180)	(180)
Additional paid-in capital	16,362	15,615
Retained earnings	15,811	13,534

Total stockholders’ equity	$31,995	$28,971

Total liabilities and stockholders’ equity	$237,154	$234,528

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Radiologix, Inc. Reports Second Quarter 2006 Results

August 8, 2006

Radiologix, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
		(As restated)		(As restated)
Service fee revenue	$65,129	$64,311	$130,246	$127,062
Costs of operations:
Cost of services	41,332	40,629	81,248	80,449
Equipment lease	3,886	3,231	7,642	6,037
Provision for doubtful accounts	5,608	4,659	10,887	9,126
Depreciation and amortization	6,054	5,858	12,024	11,502

Gross profit	$8,249	$9,934	$18,445	$19,948

Corporate general and administrative	4,448	4,985	9,164	9,333
Interest expense, net, including amortization of deferred financing costs	4,326	4,565	8,803	9,241

Income (loss) before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, income taxes and discontinued operations	$(525)	$384	$478	$1,374
Equity in earnings of investments	1,025	1,039	2,070	1,661
Minority interests in income of consolidated subsidiaries	(232)	(154)	(378)	(303)

INCOME BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$268	$1,269	$2,170	$2,732
Income tax expense	67	93	170	169

INCOME FROM CONTINUING OPERATIONS	$201	$1,176	$2,000	$2,563
Discontinued Operations:
Income (loss) from discontinued operations before income taxes	40	30	277	(404)
Income tax expense (benefit)	—	—	—	—

Income (loss) from discontinued operations	$40	$30	$277	$(404)

NET INCOME	$241	$1,206	$2,277	$2,159

INCOME PER COMMON SHARE
Income from continuing operations—basic	$0.01	$0.05	$0.09	$0.12
Income (loss) from discontinued operations—basic	$0.00	$0.00	$0.01	$(0.02)

Net income—basic	$0.01	$0.05	$0.10	$0.10

Income from continuing operations—diluted	$0.01	$0.05	$0.09	$0.12
Income (loss) from discontinued operations—diluted	$0.00	$0.00	$0.01	$(0.02)

Net income—diluted	$0.01	$0.05	$0.10	$0.10

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	22,242,417	22,339,815	22,242,417	22,128,425
Diluted	22,309,365	22,572,909	22,316,713	22,625,931

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Radiologix, Inc. Reports Second Quarter 2006 Results

August 8, 2006

Radiologix, Inc.

Reconciliation of Non-GAAP Financial Information

(In thousands)

Reconciliation of Income from Continuing Operations to EBITDA from Continuing Operations

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
		(As restated)		(As restated)
GAAP: Income from continuing operations	$201	$1,176	$2,000	$2,563
Add: Income tax expense	67	93	170	169
Add: Interest expense, net	4,326	4,565	8,803	9,241
Add: Depreciation and amortization	6,054	5,858	12,024	11,502
Add: Restricted stock compensation expense	360	112	747	213

EBITDA from continuing operations	$11,008	$11,804	$23,744	$23,688

Radiologix, Inc.

Reconciliation of Non-GAAP Financial Information, Excluding Terminated Operations

(In thousands)

Reconciliation of Income from Continuing Operations to EBITDA from Continuing Operations, Excluding Terminated Operations

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
		(As restated)		(As restated)
GAAP: Income from continuing operations, excluding terminated operations	$209	$1,238	$1,993	$2,294
Add: Income tax expense	67	93	170	169
Add: Interest expense, net	4,326	4,565	8,803	9,241
Add: Depreciation and amortization	6,054	5,858	12,024	11,501
Add: Restricted stock compensation expense	360	112	747	213

EBITDA from continuing operations excluding terminated operations	$11,016	$11,866	$23,737	$23,418

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Radiologix, Inc. Reports Second Quarter 2006 Results

August 8, 2006

Radiologix, Inc.

Reconciliation of Financial Information, Excluding Terminated Operations

(In thousands)

	For the Three Months Ended June 30, 2006
	Radiologix	Terminated Operations	Radiologix Excluding Terminated Operations
Service fee revenue	$65,129	$—	$65,129
Costs of operations:
Cost of services	41,332	13	41,319
Equipment lease	3,886	2	3,884
Provision for doubtful accounts	5,608	(7)	5,615
Depreciation and amortization	6,054	—	6,054

Gross profit	$8,249	$(8)	$8,257

Corporate general and administrative	4,448	—	4,448
Interest expense, net, including amortization of deferred financing costs	4,326	—	4,326

Income (loss) before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, income taxes and discontinued operations	$(525)	$(8)	$(517)

Equity in earnings of unconsolidated affiliates	1,025	—	1,025

Minority interests in income of consolidated subsidiaries	(232)	—	(232)

INCOME (LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$268	$(8)	$276

Income tax expense	67	—	67

INCOME (LOSS) FROM CONTINUING OPERATIONS	$201	$(8)	$209

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Radiologix, Inc. Reports Second Quarter 2006 Results

August 8, 2006

Radiologix, Inc.

Reconciliation of Financial Information, Excluding Terminated Operations

(In thousands)

	For the Three Months Ended June 30, 2005 (As restated)
	Radiologix	Terminated Operations	Radiologix Excluding Terminated Operations
Service fee revenue	$64,311	$39	$64,272
Costs of operations:
Cost of services	40,629	84	40,545
Equipment lease	3,231	18	3,213
Provision for doubtful accounts	4,659	(1)	4,660
Depreciation and amortization	5,858	—	5,858

Gross profit	$9,934	$(62)	$9,996

Corporate general and administrative	4,985	—	4,985
Interest expense, net, including amortization of deferred financing costs	4,565	—	4,565

Income (loss) before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, Income taxes and discontinued operations	$384	$(62)	$446

Equity in earnings of unconsolidated affiliates	1,039	—	1,039

Minority interests in income of consolidated subsidiaries	(154)	—	(154)

INCOME (LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$1,269	$(62)	$1,331

Income tax expense	93	—	93

INCOME (LOSS) FROM CONTINUING OPERATIONS	$1,176	$(62)	$1,238

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Radiologix, Inc. Reports Second Quarter 2006 Results

August 8, 2006

Radiologix, Inc.

Reconciliation of Financial Information, Excluding Terminated Operations

(In thousands)

	For the Six Months Ended June 30, 2006
	Radiologix	Terminated Operations	Radiologix Excluding Terminated Operations
Service fee revenue	$130,246	$—	$130,246
Costs of operations:
Cost of services	81,248	15	81,233
Equipment lease	7,642	8	7,634
Provision for doubtful accounts	10,887	(30)	10,917
Depreciation and amortization	12,024	—	12,024

Gross profit	$18,445	$7	$18,438

Corporate general and administrative	9,164	—	9,164
Interest expense, net, including amortization of deferred financing costs	8,803	—	8,803

Income before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, Income taxes and discontinued operations	$478	$7	$471

Equity in earnings of unconsolidated affiliates	2,070	—	2,070

Minority interests in income of consolidated subsidiaries	(378)	—	(378)

INCOME BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$2,170	$7	$2,163

Income tax expense	170	—	170

INCOME FROM CONTINUING OPERATIONS	$2,000	$7	$1,993

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Radiologix, Inc. Reports Second Quarter 2006 Results

August 8, 2006

Radiologix, Inc.

Reconciliation of Financial Information, Excluding Terminated Operations

(In thousands)

	For the Six Months Ended June 30, 2005 (As restated)
	Radiologix	Terminated Operations	Radiologix Excluding Terminated Operations
Service fee revenue	$127,062	$969	$126,093
Costs of operations:
Cost of services	80,449	438	80,011
Equipment lease	6,037	18	6,019
Provision for doubtful accounts	9,126	243	8,883
Depreciation and amortization	11,502	1	11,501

Gross profit	$19,948	$269	$19,679

Corporate general and administrative	9,333	—	9,333
Interest expense, net, including amortization of deferred financing costs	9,241	—	9,241

Income before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, Income taxes and discontinued operations	$1,374	$269	$1,105

Equity in earnings of unconsolidated affiliates	1,661	—	1,661

Minority interests in income of consolidated subsidiaries	(303)	—	(303)

INCOME BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$2,732	$269	$2,463

Income tax expense	169	—	169

INCOME FROM CONTINUING OPERATIONS	$2,563	$269	$2,294

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